Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated June 24, 2010, with respect to the financial statements of the Hanesbrands Inc. Salaried Retirement Savings Plan of Puerto Rico on Form 11-K for the year ended December 31, 2009. We hereby consent to the incorporation by reference of said report in the Registration Statement of Hanesbrands Inc. on Form S-8 (File No. 333-137143, effective September 6, 2006).
/s/ Grant Thornton LLP
Charlotte, North Carolina
June 24, 2010